EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                       AMERICAN TOWER SYSTEMS CORPORATION,

                          AMERICAN TOWER SYSTEMS, INC.

                               GEARON & CO., INC.

                                       and

                             J. MICHAEL GEARON, JR.

                                   Dated as of

                                NOVEMBER 21, 1997

















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                                TABLE OF CONTENTS
                                                                                                               Page

ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         THE MERGER......................................................................................2
                  2.1      The Merger.............................................................................2
                  2.2      Closing................................................................................2
                  2.3      Effective Time.........................................................................2
                  2.4      Effect of the Merger...................................................................2
                  2.5      Certificate of Incorporation...........................................................2
                  2.6      Bylaws.................................................................................2
                  2.7      Directors and Officers.................................................................2

ARTICLE 3         CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES..................................................3
                  3.1      Conversion of Capital Stock............................................................3
                  3.2      Exchange of Certificates...............................................................4
                  3.3      Stock Transfer Books...................................................................4
                  3.4      Option Securities and Convertible Securities; Payment Rights...........................4

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF GEARON .......................................................4
                  4.1      Organization and Business; Power and Authority; Effect of Transaction..................4
                  4.2      Financial and Other Information.  .....................................................5
                  4.3      Material Statements and Omissions; Absence of Events...................................5
                  4.4      Title to Properties; Leases............................................................6
                  4.5      Compliance with Private Authorizations.................................................7
                  4.6      Compliance with Governmental Authorizations and Applicable Law.........................7
                  4.7      Intangible Assets......................................................................8
                  4.8      Related Transactions...................................................................9
                  4.9      Insurance..............................................................................9
                  4.10     Tax Matters.  .........................................................................9
                  4.11     Employee Retirement Income Security Act of 1974.......................................10
                  4.12     Absence of Sensitive Payments.........................................................10
                  4.13     Bank Accounts, Etc....................................................................10
                  4.14     Employment Arrangements...............................................................10
                  4.15     Material Agreements...................................................................11
                  4.16     Ordinary Course of Business...........................................................11
                  4.17     Material and Adverse Restrictions.....................................................12
                  4.18     Broker or Finder......................................................................12
                  4.19     Solvency..............................................................................12
                  4.20     Environmental Matters.................................................................12
                  4.21     Capital Stock.........................................................................14
                  4.22     Materiality...........................................................................14

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF ATS AND ATSI.................................................14
                  5.1      Organization and Business; Power and Authority; Effect of Transaction.................14
                  5.2      Financial and Other Information.  ....................................................15
                  5.3      Material Statements and Omissions; Absence of Events..................................15
                  5.5      Title to Properties; Leases...........................................................16
                  5.6      Compliance with Private Authorizations................................................16
                  5.7      Compliance with Governmental Authorizations and Applicable Law........................16



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                  5.8      Related Transactions..................................................................17
                  5.9      Tax Matters...........................................................................17
                  5.10     Ordinary Course of Business...........................................................17
                  5.11     Environmental Matters.................................................................18
                  5.12     Materiality...........................................................................19
                  5.13     Material and Adverse Restrictions.....................................................19
                  5.14     Broker or Finder......................................................................19
                  5.15     Solvency..............................................................................19
                  5.16     Capital Stock.........................................................................19
                  5.17     Employment Arrangements...............................................................20
                  5.18     Investment Representation.............................................................20
                  5.19     Covenant Regarding Transfer...........................................................20

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF THE GEARON STOCKHOLDER
                  RELATING TO THE SUBJECT STOCK..................................................................20
                  6.1      Enforceability........................................................................20
                  6.2      Title to Shares.......................................................................21
                  6.3      No Conflict; Required Filings and Consents............................................21

ARTICLE 7         COVENANTS......................................................................................21
                  7.1      Access to Information; Confidentiality.  .............................................21
                  7.2      Agreement to Cooperate.  .............................................................22
                  7.3      Public Announcements..................................................................23
                  7.4      Notification of Certain Matters.......................................................23
                  7.5      No Solicitation.......................................................................24
                  7.6      Conduct of Business by ATSI Pending the Merger........................................24
                  7.7      Conduct of Business by Gearon Pending the Merger......................................24
                  7.8      Preliminary Title Reports.............................................................26
                  7.9      Environmental Site Assessments........................................................26
                  7.10     Interim Financing for Gearon..........................................................27

ARTICLE 8         CLOSING CONDITIONS.............................................................................27
                  8.1      Conditions to Obligations of Each Party...............................................27
                  8.2      Conditions to Obligations of ATS and ATSI.............................................27
                  8.3      Conditions to Obligations of Gearon.  ................................................30

ARTICLE 9         TERMINATION, AMENDMENT AND WAIVER..............................................................31
                  9.1      Termination...........................................................................31
                  9.2      Effect of Termination.................................................................32

ARTICLE 10        INDEMNIFICATION................................................................................32
                  10.1     Survival..............................................................................32
                  10.2     Indemnification.......................................................................33
                  10.3     Limitation of Liability...............................................................33
                  10.4     Notice of Claims......................................................................34
                  10.5     Defense of Third Party Claims.........................................................34
                  10.6     Exclusive Remedy......................................................................34

ARTICLE 11        GENERAL PROVISIONS.............................................................................35

                                      -ii-

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                  11.1     Waivers; Amendments...................................................................35
                  11.2     Fees, Expenses and Other Payments.....................................................35
                  11.3     Notices...............................................................................35
                  11.4     Specific Performance; Other Rights and Remedies.......................................36
                  11.5     Severability..........................................................................36
                  11.6     Counterparts..........................................................................37
                  11.7     Section Headings......................................................................37
                  11.8     Governing Law.........................................................................37
                  11.9     Further Acts..........................................................................37
                  11.10    Entire Agreement......................................................................37
                  11.11    Assignment............................................................................38
                  11.12    Parties in Interest...................................................................38
                  11.14    Due Diligence.........................................................................38

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APPENDIX A:       Definitions

EXHIBITS:

         EXHIBIT A:        Gearon Notes (Section 7.10).
         EXHIBIT B:        Security Agreement (Section 7.10).
         EXHIBIT C:        ATS Noncompetition Agreement (Section 8.2(i)).
         EXHIBIT D:        Gearon Employment Agreement (Section 8.2(n)).
         EXHIBIT E:        Indemnity Escrow Agreement (Section 8.2(o)).
         EXHIBIT F:        Registration Rights Agreement (Section 8.2(p)).
         EXHIBIT G:        Investment Letter (Section 8.2(r)).


                                      -iii-

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                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger, dated as of November 21, 1997, by and among American Tower Systems Corporation, a Delaware corporation ("ATS"), American Tower Systems, Inc. a Delaware corporation ("ATSI"), Gearon & Co., Inc., a Georgia corporation ("Gearon"), and J. Michael Gearon, Jr. (the "Gearon Stockholder").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of ATS, ATSI and Gearon have approved the merger (the "Merger") of Gearon with and into ATSI on the terms and conditions set forth in this Agreement and Plan of Merger (this "Agreement") and have approved this Agreement; and

         WHEREAS, the Board of Directors of ATS has approved and adopted this Agreement as the sole stockholder of ATSI, and the sole voting shareholder of Gearon has approved and adopted this Agreement; and

         WHEREAS, this Agreement provides that Gearon shall be merged into ATSI, and ATSI shall be the surviving corporation; and

         WHEREAS, as a condition of the willingness of ATS and ATSI to enter into this Agreement, and as an inducement thereto, the Gearon Stockholder is delivering his written consent approving and adopting the Merger and this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto hereby, intending to be legally bound, represent, warrant, covenant and agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Gearon Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof," "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" or "this Article" are intended to refer to the entire section or article and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to ATS and ATSI, on the one hand, and Gearon and the Gearon Stockholder, on the other hand.






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                                    ARTICLE 2

                                   THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DCL") and the Georgia Business Corporation Code (the "GBCC"), at the Effective Time, Gearon shall be merged with and into ATSI. As a result of the Merger, the separate corporate existence of Gearon shall cease and ATSI shall continue as the surviving corporation in the Merger (sometimes referred to, as such, as the "Surviving Corporation"). ATS and Gearon acknowledge and agree that it is the intention of the parties that the business of Gearon conducted prior to the Effective Time continue to be operated and expanded either as a distinct operating division of ATSI or as a wholly owned subsidiary of ATSI.

         2.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 9.1 and subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of the conditions set forth in Article 8, the closing of the Merger (the "Closing") will take place, at 10:00 a.m., on the Closing Date, at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, on the date that is the second (2nd) day after the date on which all of the conditions set forth in Article 8 (other than those which require delivery of opinions or documents at the Closing) shall have been satisfied or waived, unless another date, time or place is agreed to in writing by the parties. The date on which the Closing occurs is herein referred to as the "Closing Date."

         2.3 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger and any related filings required under the DCL with the Secretary of State of the State of Delaware and Articles of Merger and any related filings required under the GBCC with the Secretary of State of the State of Georgia. The Merger shall become effective at such time as such documents are duly filed as aforesaid, or at such later time as is specified in such documents (the "Effective Time").

         2.4 Effect of the Merger. The Merger shall have the effects provided for under the DCL and the GBCC.

         2.5 Certificate of Incorporation. The Certificate of Incorporation of ATSI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

         2.6 Bylaws. The bylaws of ATSI in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law and the Organic Documents of ATSI.

         2.7 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified, or upon their earlier resignation or removal, in accordance with Applicable Law and the Organic Documents of ATSI, and subject to satisfaction of the condition set forth in Sections 8.3(g) and 8.3(j), (a) the directors of ATSI at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of ATSI at the Effective Time shall be the officers of the Surviving Corporation.

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                                    ARTICLE 3

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

         3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of ATS, ATSI or Gearon or their respective stockholders:

                  (a) Each share of Common Stock, par value $.01 per share, of ATSI issued and outstanding immediately prior to the Effective Time shall remain outstanding.

                  (b) Each share of Common Stock, no par value, of Gearon (the "Gearon Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of Gearon) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive its pro-rata share of the following:

                           (i) with respect to Dan King  Brainard,  Jeff Ebihara
                  and  Doug   Wiest,   555,555,   16,666  and   33,333   shares,
                  respectively, of Class A Common Stock, par value $.01 per share, of ATS (the "ATS Class A Common Stock") (being a number of shares of ATS Class A Common Stock with an agreed upon fair market value of $5,000,000, $150,000 and $300,000, respectively, based on an agreed upon per share value of the ATS Class A Common Stock of $9.00, which ATS represents is not more than the price per share at which shares are to be sold pursuant to the ATS Private Placement) to be issued to each such Gearon stockholder in proportion to the number of shares of Gearon Common Stock held by such stockholder to the number of shares of Gearon Common Stock held by all such stockholders (the "Gearon Employees Consideration" which term shall include any adjustment pursuant to the provisions of this Section); and

                           (ii) with respect to the Gearon  Stockholder  and the
                  Gearon Family Partnership, (A) 4,727,778 shares of ATS Class A Common Stock (being a number of shares of ATS Class A Common Stock with an agreed upon fair market value of $42,550,000 based on an agreed upon per share value of the ATS Class A Common Stock of $9.00, which ATS represents is not more than the price per share at which shares are to be sold pursuant to the ATS Private Placement) (the "Gearon Common Stock Consideration"), and (B) $32.0 million in immediately available funds (the "Cash Consideration" and collectively, with the Gearon Common Stock Consideration, the "Merger Consideration" which term shall include any adjustment pursuant to the provisions of this Section).

         Notwithstanding the foregoing, the Cash Consideration shall be (i) increased by an amount equal to the Net Working Capital of Gearon (if positive) on and as of the Closing Date, and (ii) decreased by an amount equal to the Net Working Capital of Gearon (if negative) on and as of the Closing Date. The term "Exchange Merger Consideration" shall mean an amount equal to the Gearon Employees Consideration or the Merger Consideration, as the case may be, divided by the aggregate number of shares of Gearon Common Stock (the "Gearon Shares") issued and outstanding at the Effective Time and held of record at the Effective Time by the Persons (x) named in paragraph (i), in the case of the Gearon Employees Consideration, and (y) named in paragraph (ii), in the case of the Gearon Common Stock Consideration and the Cash Consideration.

         At the Effective Time, all Gearon Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and certificates previously evidencing any such Gearon Shares (each, a "Certificate") shall thereafter represent the right to receive, upon the surrender of such Certificate in accordance with the provisions of Section 3.2, the Exchange Merger Consideration multiplied by the number of Gearon Shares represented by such Certificate, and a holder of more than one Certificate shall have the right to receive the Exchange Merger Consideration multiplied by the number of Gearon Shares represented by all such Certificates. In lieu of issuing fractional shares, ATS shall convert the holder's right to receive ATS Class A Common Stock pursuant to the provisions of this Section into a right to receive the highest whole number of shares of ATS Class A Common Stock constituting the Exchange Merger Consideration plus cash equal to the fraction of a share of ATS Class A Common Stock to which the holder would otherwise be entitled multiplied by $[i], and the Exchange Merger Consideration to which a holder is entitled shall be deemed to be such number of shares of ATS Class A Common Stock, the Cash Consideration and such cash. The holders of such Certificates previously evidencing Gearon Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Gearon Shares, except as otherwise provided herein or by Applicable Law.

         3.2 Exchange of Certificates. At and after the Effective Time, each stockholder of Gearon, upon surrender of each of his Certificates, shall be issued a certificate of ATS Class A Common Stock and cash representing the Exchange Merger Consideration with respect to the Gearon Shares represented by such Certificate in accordance with the provisions of Section 3.1, plus cash in amount sufficient to make payment for fractional shares, subject, however, to the provisions of the Indemnity Escrow Agreement.

         3.3 Stock Transfer Books. At the Effective Time, the stock transfer books of Gearon shall be closed, and there shall be no further transfer of shares of Gearon Common Stock thereafter on the records of Gearon. Any Certificates presented after the Effective Time for transfer shall be canceled and exchanged for the amount to which the Gearon Shares represented thereby shall be entitled pursuant to Sections 3.1 and 3.2.

         3.4 Option Securities and Convertible Securities; Payment Rights. At the Effective Time, each outstanding Option Security and each Convertible Security of Gearon, if any, whether or not then exercisable for or convertible into Gearon Shares or other Gearon securities, outstanding immediately prior to the Effective Time, shall be canceled and retired and shall cease to exist, and the holder thereof shall not be entitled to receive any consideration therefor.


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF GEARON

         Gearon and the Gearon Stockholder, jointly and severally, hereby represent and warrant to ATS and ATSI as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Gearon is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Gearon has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of Gearon, including without limitation by the requisite approval of the stockholders of Gearon. This Agreement has been duly executed and delivered by Gearon and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by Gearon will constitute, legal, valid and binding obligations of Gearon, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

         (c) Except as set forth in Section 4.1(c) of the Gearon Disclosure Schedule, neither the execution and delivery by Gearon of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Gearon:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of Gearon or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of Gearon; or

                  (ii) will require Gearon to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA, except as required by the Hart-Scott-Rodino Act.

         (d) Except as set forth in Section 4.1(d) of the Gearon Disclosure Schedule, Gearon does not have any Subsidiaries.

         4.2 Financial and Other Information. Gearon has heretofore furnished to ATS copies of the financial statements of Gearon listed in Section 4.2 of the Gearon Disclosure Schedule (the "Gearon Financial Statements"). The Gearon Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or as set forth in
Section 4.2 of the Gearon Disclosure Schedule, are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and fairly present the financial condition and the results of operations and cash flow of Gearon, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

         4.3 Material Statements and Omissions; Absence of Events. Neither any representation or warranty made by Gearon contained in this Agreement or any certificate, document or other instrument furnished or to be furnished by Gearon pursuant to the provisions hereof nor the Gearon Disclosure Schedule contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein, in light of the circumstances under which they were made, not misleading. Since the date of the most recent financial statements constituting a part of the Gearon Financial Statements, except to the extent specifically described in Section 4.3 of the Gearon Disclosure Schedule, there has been no material adverse change in Gearon. There is no Event known to Gearon which materially adversely affects, or (so far as Gearon can now reasonably foresee) is likely to materially adversely affect, Gearon, except to the extent specifically described in Section 4.3 of the Gearon Disclosure Schedule. Gearon is not aware of any impending or contemplated Event that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such Event as if made on that date.

         4.4      Title to Properties; Leases.

         (a) Section 4.4(a) of the Gearon Disclosure Schedule contains a true, accurate and complete description of all real property owned by Gearon that is part of the property and assets of Gearon (the "Gearon Assets"). Gearon has, to Gearon's knowledge, good indefeasible, marketable and insurable title to all real property (other than leasehold real property) and good indefeasible and marketable title to all other assets (other than real property), tangible and intangible, constituting a part of the Gearon Assets; all of such real property and other assets are so owned, in each case, free and clear of all Liens, except
(i) Permitted Liens, and (ii) Liens set forth on Section 4.4(a) of the Gearon Disclosure Schedule. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, accurate and complete list and description of which is set forth in Section 4.4(a) of the Gearon Disclosure Schedule), no financing statements under the Uniform Commercial Code and no other filing which names Gearon as debtor or which covers or purports to cover any of the Gearon Assets is on file in any state or other jurisdiction, and Gearon has not signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Except as disclosed in Section 4.4(a) of the Gearon Disclosure Schedule, all improvements on the real property owned or leased by Gearon are, to Gearon's knowledge, in compliance with applicable zoning, wetlands and land use laws, ordinances and regulations and applicable title covenants, conditions, restrictions and reservations in all respects necessary to conduct the operations as presently conducted, except for any instances of non-compliance which do not and will not in the aggregate have a material adverse effect on the owner or lessee, as the case may be, of such real property. Except as disclosed in Section 4.4(a) of the Gearon Disclosure Statement, all such improvements comply in all material aspects with all Applicable Laws, Governmental Authorizations and Private Authorizations. Except as disclosed in Section 4.4(a) of the Gearon Disclosure Statement, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements, if any, located on the real property owned or leased by Gearon are located entirely on such real property. There is no pending or, to Gearon's knowledge, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of any real property owned by Gearon or, to Gearon's knowledge, any real property leased by Gearon. Except as set forth in Section 4.4(a) of the Gearon Disclosure Schedule, such real property (other than land), fixtures, fixed assets and other material items of personal property, including equipment, have, in Gearon's reasonable business judgment, been maintained in a manner consistent with generally accepted standards of sound engineering practice and currently permit the Gearon Business to be operated in all material respects in accordance with the terms and conditions of all Applicable Laws, Governmental Authorizations and Private Authorizations.

         (b) Section 4.4(b) of the Gearon Disclosure Schedule contains a true, accurate and complete description of all Leases under which any real property used in the business of Gearon (the "Gearon Business") is leased. Except as otherwise set forth in Section 4.4(b) of the Gearon Disclosure Schedule, each

Lease or other occupancy or other agreement under which Gearon holds real or personal property constituting a part of the Gearon Assets has been duly authorized, executed and delivered by Gearon and, to Gearon's knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of Gearon, and, to Gearon's knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Gearon has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any such real property or tangible personal property. All of such Leases are valid and subsisting and in full force and effect; neither Gearon nor, to Gearon's knowledge, any other party thereto, is in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease. None of the fixed assets or equipment comprising a part of the Gearon Assets is subject to contracts of sale, and none is held by Gearon as lessee or as conditional sales vendee under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 4.4(b) of the Gearon Disclosure Schedule.

         (c) Section 4.4(c) of the Gearon Disclosure Schedule contains a true, accurate and complete description of all material items of Personal Property of Gearon. Gearon owns and has good and marketable title to all of its Personal Property, in each case, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 4.4(c) of the Gearon Disclosure Schedule (which Liens shall be released prior to Closing). Except as set forth in Section 4.4(c) of the Gearon Disclosure Schedule, and except for any defects or damage that would not, in the aggregate, have a material adverse effect on Gearon, all of the Personal Property of Gearon is in a state of good repair and maintenance and is in good operating condition, normal wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permits the Gearon Business to be operated in accordance with the terms and conditions of all Applicable Laws.

         4.5 Compliance with Private Authorizations. Section 4.5 of the Gearon Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the Gearon Assets or the Gearon Business. Gearon has obtained all Private Authorizations which are necessary for the ownership or operation of the Gearon Assets or the conduct of the Gearon Business which, if not obtained and maintained, could, individually or in the aggregate, materially adversely affect Gearon. All of such Private Authorizations are valid and in good standing and are in full force and effect. Gearon is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any material adverse effect on Gearon. No such Private Authorization is the subject of any pending or, to Gearon's knowledge, threatened attack, revocation or termination.

         4.6 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 4.6(a) of the Gearon Disclosure Schedule contains a true, complete and accurate description of each Governmental Authorization required under Applicable Law (i) to own and operate the Gearon Assets and conduct the Gearon Business, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect or (ii) that is necessary to permit Gearon to execute and deliver this Agreement and to perform its obligations hereunder. Gearon has obtained all Governmental Authorizations which are necessary for the ownership or operation of the Gearon Assets or the conduct of the Gearon Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any material adverse effect on Gearon. None of the Governmental Authorizations listed in Section 4.6(a) of the Gearon Disclosure Schedule is subject to any restriction or condition which would limit in any material respect the ownership or operations of the Gearon Assets or the conduct of the Gearon Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 4.6(a) of the Gearon Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of Gearon or its officers, directors, employees or agents, and the ownership or operation of the Gearon Assets or the conduct of the Gearon Business are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by Gearon with all Authorities with respect to the Gearon Business have been filed and are true, complete and accurate in all material respects. No such Governmental Authorization is the subject of any pending or, to Gearon's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. Gearon has no reason to believe that any such Governmental Authorization would not be renewed in the name of Gearon by the granting Authority in the ordinary course.

         (b) Except as otherwise specifically described in Section 4.6(b) of the Gearon Disclosure Schedule, neither Gearon nor any director or officer thereof (in connection with the ownership or operation of the Gearon Assets or the conduct of the Gearon Business) is in or is charged by any Authority with or, to Gearon's knowledge, at any time since January 1, 1995 has been in or has been charged by any Authority with, or, to Gearon's knowledge, is threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law relating to the ownership and operation of the Gearon Assets or the conduct of the Gearon Business. In particular, but without limiting the generality of the foregoing, there are no applications, Claims or Legal Actions pending or, to Gearon's knowledge, threatened before or by any Authority (x) relating to the ownership or operation of the Gearon Assets or the conduct of the Gearon Business which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any Governmental Authorization or the imposition of any restriction of such a nature as would adversely affect the ownership or operation of the Gearon Assets or the conduct of the Gearon Business; (y) involving charges of illegal discrimination by Gearon under any federal or state employment Laws, or (z) involving Environmental Laws or zoning laws, except as otherwise specifically described in
Section 4.6(b) of the Gearon Disclosure Schedule except, in each case, such applications, Claims or Legal Actions as do not and will not have, individually or in the aggregate, any material adverse effect on Gearon.

         (c) Except as otherwise specifically described in Section 4.6(c) of the Gearon Disclosure Schedule, no Event exists or has occurred, which, to Gearon's knowledge, constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under (i) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any material adverse effect on Gearon or (ii) any material requirement of any insurance carrier, applicable to the ownership or operations of the Gearon Assets or the conduct of the Gearon Business, except for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any material adverse effect on Gearon.

         (d) With respect to matters, if any, of a nature referred to in Section 4.6(a), 4.6(b) or 4.6(c) of the Gearon Disclosure Schedule, except as otherwise specifically described in Section 4.6(d) of the Gearon Disclosure Schedule, all such information and matters set forth in the Gearon Disclosure Schedule, if adversely determined against Gearon, will not, individually or in the aggregate, have a materially adversely effect on Gearon.

         4.7 Intangible Assets. Section 4.7 of the Gearon Disclosure Schedule sets forth a true, accurate and complete description of all Intangible Assets (other than Governmental Authorizations and Private Authorizations) relating to the ownership and operation of the Gearon Assets or the conduct of the Gearon Business held or used by Gearon, including without limitation the nature of Gearon's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. Except as set forth in Section
4.7 of the Gearon Disclosure Schedule, no Intangible Assets (except Governmental Authorizations, Private Authorizations, and the Intangible Assets so set forth) are required for the ownership or operation of the Gearon Assets or the conduct of the Gearon Business as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date. Gearon does not, to its knowledge, wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and Gearon has not received any notice of any claim or infringement relating to any such Intangible Asset.

         4.8 Related Transactions. Gearon is not a party or subject to any Contractual Obligation relating to the ownership or operation of the Gearon Assets or the conduct of the Gearon Business between Gearon and any of its officers, directors, stockholders, employees or, to the knowledge of Gearon, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (a) Employment Arrangements listed or described in Section 4.14 of the Gearon Disclosure Schedule, (b) Contractual Obligations between Gearon and any of its directors, stockholders, officers, employees or Affiliates of Gearon or any of the foregoing, which will be terminated, at no cost or expense to Gearon, prior to the Closing, or (c) as specifically set forth in Section 4.8 of the Gearon Disclosure Schedule.

         4.9 Insurance. Gearon maintains, with respect to the Gearon Assets and the Gearon Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 4.9 of the Gearon Disclosure Schedule.

         4.10 Tax Matters.

         (a) Gearon has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of Gearon Financial Statements. The Tax Returns of Gearon have been prepared in all material respects in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which Gearon is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Gearon has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of Gearon for the fiscal years prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming part of Gearon Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are, to Gearon's knowledge, no past transactions or matters which could result in additional Taxes of a material nature to Gearon for which an adequate reserve has not been provided on such balance sheet. Gearon is not a "consenting corporation" within the meaning of Section 341(f) of the Code. Gearon has at all times been taxable as a Subchapter S corporation under the

Code, and has never been a member of any consolidated group for Tax purposes, except as otherwise set forth in Section 4.10(a) of the Gearon Disclosure Schedule.

         (b) The information shown on the federal income Tax Returns of Gearon for each of the most recent two tax years (true and complete copies of which have, to the extent requested by ATS, been furnished by Gearon to ATS) is true, accurate and complete in all material respects and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of Gearon have not been exam ined by the IRS or applicable state Authority, and Gearon has not been notified of any proposed examination, except as shown in Section 4.10(b) of the Gearon Disclosure Schedule.

         (c) Gearon is not a party to any tax sharing agreement or arrangement.

         4.11 Employee Retirement Income Security Act of 1974. Except as described in Section 4.11 of the Gearon Disclosure Schedule:

         (a) Gearon (which for purposes of this Section shall include any ERISA Affiliate) is not making any contribution to or sponsoring, and has not at any time since its organization made any contribution to or sponsored, any Plan or Benefit Arrangement which is subject to ERISA.

         (b) Gearon is not and never has been a party to any Multiemployer Plan or made contributions to any such Plan.

         (c) Gearon does not maintain any Plan that provides benefits described in Section 3(1) of ERISA, except as the provisions of COBRA may apply, to any former employees or retirees of Gearon.

         (d) The execution, delivery and performance by Gearon of this Agreement and the Collateral Documents executed or required to be executed pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         4.12 Absence of Sensitive Payments. Neither Gearon nor, to Gearon's knowledge, any of its officers, directors, employees, agents or other representatives, has with respect to the Gearon Assets or the Gearon Business
(a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (b) established or maintained any unrecorded fund or asset for any illegal purpose or made any false or artificial entries on its books.

         4.13 Bank Accounts, Etc. Section 4.13 of the Gearon Disclosure Schedule contains a true, accurate and complete list as of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which Gearon has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding valid and subsisting powers of attorney from Gearon and a summary statement as to the terms thereof. Gearon agrees that prior to the Closing Date it will not make or permit to be made any change affecting any bank, trust company, savings and loan association, brokerage firm or safe deposit box or in the names of the Persons authorized to draw thereon, to have access thereto or to authorize transactions therein or in such powers of attorney, or open any additional accounts or boxes or grant any additional powers of attorney, without in each case first notifying ATS in writing.

         4.14 Employment Arrangements. Section 4.14 of the Gearon Disclosure Schedule contains a true, accurate and complete list of all Gearon employees (the "Gearon Employees"), together with each such employee's title or the capacity in which he or she is employed and each such employee's compensation. Gearon has no obligation or liability, contingent or other, under any Employment Arrangement with any Gearon Employee, other than (i) those listed or described in Section 4.14 of the Gearon Disclosure Schedule, (ii) those incurred in the ordinary and usual course of business, or (iii) such obligations or liabilities as do not and will not have, in the aggregate, any material adverse effect on Gearon. Except as described in Section 4.14 of the Gearon Disclosure Schedule,
(a) none of the  Gearon  Employees  is now,  or since  January 1, 1995 has been,
represented  by  any  labor  union  or  other  employee  collective   bargaining
organization, and Gearon is not, and never has been, a party to any labor or other collective bargaining agreement with respect to any of the Gearon Employees, (b) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, (c) neither Gearon nor any of such employees is now, or has since January 1, 1995 been, subject to or involved in or, to Gearon's knowledge, threatened with, any union elections, petitions therefor or other organizational or recruiting activities, in each case with respect to the Gearon Employees, and (d) none of the Gearon Employees has notified Gearon that he or she does not intend to continue employment with Gearon until the Closing or with ATS following the Closing. Gearon has performed in all material respects all obligations required to be performed under all Employment Arrangements and is not in material breach or violation of or in material default or arrears under any of the terms, provisions or conditions thereof.

         4.15 Material Agreements. Listed on Section 4.15 of the Gearon Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Gearon Assets or the conduct of the Gearon Business or to which Gearon is a party or to which it is bound or which any of the Gearon Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by Gearon to ATS and Gearon has provided ATS with photocopies of all such Material Agreements requested by ATS (or true, accurate and complete descriptions thereof have been set forth in Section 4.15 of the Gearon Disclosure Schedule, with respect to Material Agreements comprised of site leases and site licenses granted by Gearon to third parties and with respect to Material Agreements that are oral). All of such Material Agreements are valid, binding and legally enforceable obligations of Gearon and, to Gearon's knowledge, all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Gearon has duly complied with all of the material terms and conditions of each such Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of Gearon, Claim threatened in writing with which Gearon has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of Gearon under any of such Material Agreements in any material respect.

         4.16 Ordinary Course of Business. Gearon, from the end of its most recent fiscal quarter to the date hereof, except (i) as may be described on
Section 4.16 of the Gearon Disclosure Schedule, (ii) as may be required or expressly contemplated by the terms of this Agreement, or (iii) as may be described in the Gearon Financial Statements, including the notes thereto, with respect to the Gearon Assets and the Gearon Business:

                  (a) has operated its business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) except in each case in the ordinary course of business, consistent with prior practice it being understood that the acquisition of communications sites and assets involved in the communications sites industry is part of the ordinary course of business of Gearon:

                           (i) has not  incurred  any  obligation  or  liability
                  (fixed, contingent or other) individually having a value in excess of $50,000;

                           (ii) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets having a value in excess of $50,000;

                           (iii) has not entered into any individual  commitment
                  having a value in excess of $50,000; and

                           (iv) has not canceled any debts or claims;

                  (c) has not created or permitted to be created any Lien on any of its property, except for Permitted Liens;

                  (d) has not made or committed to make any additions to its property or any purchases of equipment, except in the ordinary course of business consistent with past practice or for normal maintenance and replacements;

                  (e) has not increased the compensation payable or to become payable to any of the Gearon Employees other than nonmaterial increases in the ordinary course of business, or otherwise materially altered, modified or changed the terms of their employment;

                  (f) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (g) has not waived any rights of material value without fair and adequate consideration;

                  (h) has not experienced any work stoppage;

                  (i) except in the ordinary course of business, has not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement, or any transaction, agreement or arrangement with any Affiliate of Gearon;

                  (j) has not made, paid or declared any Distribution; and

                  (k) has not entered into any other transaction or series of related transactions which individually or in the aggregate is material to the Gearon Assets or the Gearon Business.

         4.17 Material and Adverse Restrictions. Gearon is not a party to or subject to, nor is any of the Gearon Assets subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, which now has or, as far as Gearon can now reasonably foresee, at any time in the future, individually or in the aggregate, is likely to have, any material adverse effect on Gearon, except as set forth in
Section 4.17 of the Gearon Disclosure Schedule.

         4.18 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Merger in the capacity of broker, agent or finder or in any similar capacity on behalf of Gearon or the Gearon Stockholder which would entitle such Person to any compensation.

         4.19 Solvency. As of the execution and delivery of this Agreement, Gearon is, and immediately prior to and immediately after giving effect to the consummation of the Merger will be, solvent.

         4.20 Environmental Matters. With respect to the Gearon Assets and the Gearon Business, except as set forth in Gearon Disclosure Schedule 4.20 (it being understood that such Schedule 4.20 shall include the information set forth in the Phase I and Phase II Environmental Assessments which Gearon shall provide to ATSI and which it shall have a reasonable period to review pursuant to the provisions of Section 11.14) and except as the following representations may relate to the operations or conduct of (i) the owners of any property which is leased by Gearon or (ii) the clients or customers of Gearon on any property which is owned or leased by Gearon, in which such representations shall be limited to Gearon's knowledge, Gearon:

                  (a) has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and, to Gearon's knowledge, is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law, except such Environmental Permits, applications, notices or other permits as do not and will not have, in the aggregate, any material adverse effect on Gearon;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any Final Order issued pursuant to any Environmental Law;

                  (d) has obtained all Environmental Permits required under Environmental Laws, and has filed all applications, notices and other documents required to be filed prior to the date of this Agreement to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of its business in the manner now conducted;

                  (e) is in compliance in all material respects with all Environmental Laws, and is not the subject of or, to Gearon's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to violations or breaches of any Environmental Law;

                  (f) has not conducted or received any site assessment, audit or other investigation as to material environmental matters at any property currently owned, leased, operated or occupied by Gearon;

                  (g) has not installed or used any above ground or underground storage tanks, friable asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation on any property currently owned, leased or operated by Gearon and, to Gearon's knowledge, there are no above ground or underground storage tanks, friable asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation or any property currently owned, leased or operated by Gearon;

                  (h) has no knowledge of any past or present Event related to Gearon's properties, operations or business, which Event, individually or in the aggregate, may interfere with or prevent continued material compliance with all Environmental Laws, or which, individually or in the aggregate, may form the basis of any material Claim for or arising out of the release or threatened release into the environment of any Hazardous Material.

         4.21 Capital Stock. The authorized and outstanding capital stock of Gearon is as set forth in Section 4.21 of the Gearon Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights and is owned of record and, to Gearon's knowledge, beneficially as shown in Section 4.21 of the Gearon Disclosure Schedule. Except as described in
Section 4.21 of the Gearon Disclosure Schedule, Gearon has not granted or issued, nor has Gearon agreed to grant or issue, any shares of its capital stock or any Option Security or Convertible Security, and Gearon is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security.

         4.22 Materiality. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the Gearon Disclosure Schedule, except for such exceptions and qualifications including without limitation those set forth in the Gearon Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be materially adverse to Gearon.


                                    ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF ATS AND ATSI

         Each of ATS and ATSI, jointly and severally, hereby represents and warrants to Gearon and the Gearon Stockholder as follows:

         5.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each of ATS and ATSI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Each of ATS and ATSI has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATS and ATSI. This Agreement has been duly executed and delivered by ATS and ATSI and constitutes, and each Collateral Document executed or required to be executed by each of them pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATS and ATSI will constitute, legal, valid and binding obligations of each of ATS and ATSI, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except to the extent specifically described in the ATS Information Statement, neither the execution and delivery by ATS and ATSI of this Agreement or any Collateral Document executed or required to be executed by each of them pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by ATS and ATSI:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATS or ATSI or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of ATS or ATSI; or

                  (ii) will require ATS or ATSI to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA, except as required by the Hart-Scott-Rodino Act or as contemplated by the Registration Rights Agreement.

         5.2 Financial and Other Information. ATS has heretofore furnished to Gearon copies of the ATS Information Statement. The consolidated financial statements of ATS included in the ATS Information Statement (the "ATS Financial Statements"), including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the consolidated financial condition and the consolidated results of operations and cash flow of ATS, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

         5.3 Material Statements and Omissions; Absence of Events. Neither any representation or warranty made by ATS or ATSI contained in this Agreement or any certificate, document or other instrument furnished or to be furnished by ATS or ATSI pursuant to the provisions hereof nor the ATS Information Statement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading. Since the date of the most recent financial statements constituting a part of the ATS Financial Statements, except to the extent specifically described in the ATS Information Statement, there has been no material adverse change in ATS. There is no Event known to ATS which materially adversely affects, or (so far as ATS can now reasonably foresee) is likely to materially adversely affect, ATS, except to the extent specifically described in the ATS Information Statement. ATS is not aware of any impending or contemplated Event that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such Event as if made on that date.

         5.4 Absence of Sensitive Payments. Neither ATS, ATSI nor, to ATS' and ATSI's knowledge, any of their officers, directors, employees, agents or other representatives, has with respect to the assets and business of ATS and ATSI (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (b) established or maintained any unrecorded fund or asset for any illegal purpose or made any false or artificial entries on its books.

         5.5 Title to Properties; Leases. ATSI has, to ATS' knowledge, good indefeasible, marketable and insurable title to all real property (other than leasehold real property) and good indefeasible and merchantable title to all other assets (other than real property), tangible and intangible, constituting a part of the ATSI Assets; all of such real property and other assets is so owned, in each case, free and clear of all Liens, except

(i) Permitted Liens, (ii) Liens set forth or described in the ATS Information Statement, and (iii) Liens that would not, individually or in the aggregate, have a material adverse effect on ATS.

         5.6 Compliance with Private Authorizations. ATSI has obtained all Private Authorizations which are necessary for the ownership or operation of its assets or the conduct of its business which, if not obtained and maintained, could, individually or in the aggregate, materially adversely affect ATS. All of such Private Authorizations are valid and in good standing and are in full force and effect. ATSI is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any material adverse effect on ATS. No such Private Authorization which is material to the ownership and operation of ATSI's assets or the conduct of ATSI's business is the subject of any pending or, to ATSI's knowledge, threatened attack, revocation or termination.

         5.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) ATSI has obtained all Governmental Authorizations which are necessary for the ownership or operation of its assets or the conduct of its business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any material adverse effect on ATS. None of ATSI's Governmental Authorizations which is material to the ownership and operation of ATSI's assets or the conduct of ATSI's business is subject to any restriction or condition which would limit in any respect the ownership or operations of ATSI's assets or the conduct of ATSI 's business as currently conducted, except for restrictions and conditions (i) generally applicable to Governmental Authorizations of such type, and (ii) that would not, individually or in the aggregate, have a material adverse effect on ATS. ATSI's Governmental Authorizations which are material to the ownership and operation of ATSI's assets or the conduct of ATSI's business are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of ATSI or its officers, directors, employees or agents, and the ownership or operation of ATSI's assets or the conduct of ATSI's business are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by ATSI with all Authorities with respect to ATSI's business have been filed and are true, complete and accurate in all material respects. No Governmental Authorization which is material to the ownership and operation of ATSI's assets or the conduct of ATSI's business is the subject of any pending or, to ATSI's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. ATSI has no reason to believe that any such Governmental Authorization would not be renewed in the name of ATSI by the granting Authority in the ordinary course.

         (b) Except as otherwise specifically described in the ATS Information Statement, neither ATS or ATSI nor any director or officer thereof (in connection with the ownership or operation of ATSI's assets or the conduct of ATSI's business) is in or is charged by any Authority with or is threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law relating to the ownership and operation of ATSI's assets or the conduct of ATSI's business which, if determined adversely, individually or in the aggregate, would have a material adverse effect on ATSI. In particular, but without limiting the generality of the foregoing, there are no applications, Claims or Legal Actions pending or, to ATS' knowledge, threatened before or by any Authority (x) relating to the ownership or operation of the ATS assets or the conduct of the ATS business which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any Governmental Authorization or the imposition of any restriction of such a nature as would adversely affect the ownership or operation of the ATS assets or the conduct of the ATS business; (y) involving charges of illegal discrimination by ATS under any federal or state employment Laws, or (z) involving Environmental Laws or zoning laws, except, in each case, such applications, Claims or Legal Actions as do not and will not have, individually or in the aggregate, any material adverse effect on ATS.

         (c) Except as otherwise specifically described in the ATS Information Statement, no Event exists or has occurred, which, to ATS' knowledge, constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under (i) any
Governmental Authorization or any Applicable Law, or (ii) any material requirement of any insurance carrier, applicable to the ownership or operations of the ATS assets or the conduct of the ATS business, except, in each case, for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any material adverse effect on ATS.

         5.8 Related Transactions. Neither ATS nor ATSI is a party or subject to any Contractual Obligation relating to the ownership or operation of ATSI's assets or the conduct of ATSI's business between either of them and any of its officers, directors, stockholders, employees or, to the knowledge of ATS, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than those described or referred to in the ATS Information Statement or that are not, individually or in the aggregate, material to the business of ATS or ATSI.

         5.9 Tax Matters. Each of ATS and ATSI has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of ATS Financial Statements. The Tax Returns of ATS and ATSI have been prepared in all material respects in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which ATS and ATSI is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Adequate provision has been made on the most recent balance sheet forming part of ATS Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are, to ATSI's knowledge, no past transactions or matters which could result in additional Taxes of a material nature to ATSI for which an adequate reserve has not been provided on such balance sheet.

         5.10 Ordinary Course of Business. Each of ATS and ATSI, from the end of its most recent fiscal quarter to the date hereof, except (i) as may be described in the ATS Information Statement, or (ii) as may be required or expressly contemplated by the terms of this Agreement, has operated its business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice, it being understood that the acquisition of communications sites and other companies and assets involved in the communications sites industry is part of the ordinary course of business of each of ATS and ATSI.

         5.11 Environmental Matters. Except for such matters as would not, individually or in the aggregate, have a material adverse effect on ATS, ATSI

                  (a) has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and, to ATSI's knowledge, is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any Final Order issued pursuant to any Environmental Law;

                  (d) has obtained all Environmental Permits required under Environmental Laws, and has filed all applications, notices and other documents required to be filed prior to the date of this Agreement to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of its business in the manner now conducted;

                  (e) is in compliance in all material respects with all Environmental Laws, and is not the subject of or, to ATSI's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to violations or breaches of any Environmental Law;

                  (f) has not conducted or received any site assessment, audit or other investigation as to material environmental matters at any property currently owned, leased, operated or occupied by ATSI;

                  (g) has not installed or used any above ground or underground storage tanks, friable asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation on any property currently owned, leased or operated by ATSI and, to ATSI's knowledge, there are no above ground or underground storage tanks, friable asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation or any property currently owned, leased or operated by ATSI;

                  (h) there has been no disposal, release, spill or burial of any Hazardous Materials by ATSI (or any Person acting on its behalf) in violation of Environmental Laws on any property or facility owned, leased, operated or occupied by ATSI or to ATSI's knowledge at any facility or site to which Hazardous Materials from or generated by ATSI may have been taken at any time in the past;

                  (i) to ATSI's knowledge, there has been no disposal, release, spill or burial of any Hazardous Materials by ATSI (or any Person acting on its behalf) on any property which could reasonably be expected to result or has resulted in contamination which requires investigation, remediation or other response activity on or beneath any properties or facilities currently owned, leased, operated or occupied by ATSI; and

                  (j) has no knowledge of any past or present Event related to ATSI's properties, operations or business, which Event, individually or in the aggregate, may interfere with or prevent continued material compliance with all Environmental Laws, or which, individually or in the aggregate, may form the basis of any material Claim for or arising out of the release or threatened release into the environment of any Hazardous Material.

         5.12 Materiality. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein, or set forth in the ATS Information Statement, except for such exceptions and qualifications including without limitation those set forth in the ATS Information Statement which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be materially adverse to ATS.

         5.13 Material and Adverse Restrictions. Neither ATS nor ATSI is a party to or subject to, nor is any of the assets of ATS or ATSI subject to, any Applicable Law, governmental authorization, contractual obligation, employment arrangement, material agreement or private authorization, or any other obligation or restriction of any kind or character, which now has or, as far as ATS or ATSI can now reasonably foresee, at any time in the future, individually or in the aggregate, is likely to have, any material adverse effect on ATS or ATSI, except as set forth in the ATS Information Statement.

         5.14 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of ATS or ATSI.

         5.15 Solvency. As of the execution and delivery of this Agreement, each of ATS and ATSI is, and immediately prior to and immediately after giving effect to the consummation of the Transactions will be, solvent.

         5.16 Capital Stock.

         (a) The authorized and outstanding capital stock of ATS is as set forth in the ATS Information Statement. All of such outstanding capital stock has been, and, when issued in accordance with the terms of this Agreement, the Common Stock Consideration will be, duly authorized and validly issued, fully paid and nonassessable and is not subject to any preemptive or similar rights. Except as described in the ATS Information Statement, ATS has not granted or issued, nor has ATS agreed to grant or issue, any shares of its capital stock or any Option Security or Convertible Security, and ATS is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security.

         (b) All of the issued and outstanding capital stock of ATSI is owned by ATS. ATS has no plan or intention (i) to cause ATSI to issue additional shares of its capital stock that would result in ATS' losing "control" of ATSI within the meaning of Section 368(c) of the Code; (ii) to liquidate ATSI; (iii) to merge ATSI with and into another corporation other than as contemplated by this Agreement (and certain other potential transaction which would not, however, involve the issuance by ATSI of any securities to parties other than ATS); (iv) to sell or otherwise dispose of any capital stock of ATSI; or (v) to cause ATSI to sell or otherwise dispose of any of the assets of Gearon to be acquired pursuant to the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code. Following the Merger, ATSI will continue the historical business of Gearon or use a significant portion of the Gearon Assets in its business.

         5.17 Employment Arrangements. Neither ATS nor ATSI has any obligation or liability, contingent or other, under any employment arrangement with any employee of ATS or ATSI, other than (i) those incurred in the ordinary and usual course of business, or (ii) such obligations or liabilities as do not and will not have, in the aggregate, any material adverse effect on ATS or ATSI. Except as described in the ATS Information Statement, (a) none of the employees of ATS or ATSI is now, or since January 1, 1995 has been, represented by any labor union or other employee collective bargaining organization, and neither ATS nor ATSI is, nor have they ever been, a party to any labor or other collective bargaining agreement with respect to any of the employees of ATS or ATSI, (b) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and (c) neither ATS, ATSI nor any of such employees is now, or has since January 1, 1995 been, subject to or involved in or, to ATS' or ATSI's knowledge, threatened with, any union elections, petitions therefor or other organizational or recruiting activities, in each case with respect to such employees. Each of ATS and ATSI has performed in all material respects all obligations required to be performed under all Employment Arrangements and is not in material breach or violation of or in material default or arrears under any of the terms, provisions or conditions thereof.

         5.18 Investment Representation.

         (a) ATSI is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has been furnished with and had access to all information, financial and other, and has the opportunity to ask questions of the management of Gearon with respect to Gearon and ATSI's proposed investment therein.

         (b) ATSI is acquiring the Gearon Notes to be purchased by it for its own account for investment with no present intention of distributing or reselling the same, subject, nevertheless, to its right to dispose of the Gearon Notes or any part thereof in its sole discretion; provided, however, that notwithstanding the foregoing, ATSI may pledge any or all of the Gearon Notes to any bona fide lender to ATSI. ATSI understands that Gearon is not and will not be required to file a registration statement under the Securities Act in connection with any sale, transfer or other disposition of the Gearon Notes.

         5.19 Covenant Regarding Transfer. ATSI covenants and agrees that it will not sell, assign, transfer or otherwise dispose of any of the Gearon Notes in violation of the Securities Act.


                                    ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF THE GEARON STOCKHOLDER
                          RELATING TO THE SUBJECT STOCK

         The Gearon Stockholder represents and warrants to ATS and ATSI as follows:

         6.1 Enforceability. This Agreement has been duly executed and delivered by the Gearon Stockholder and constitutes, and each Collateral Document executed or required to be executed by such Stockholder pursuant hereto or thereto when executed and delivered by the Gearon Stockholder will constitute, legal, valid and binding obligations of the Gearon Stockholder, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

         6.2 Title to Shares. The Gearon Stockholder owns the Gearon Shares set forth opposite his name in Section 4.21 of the Gearon Disclosure Schedule. Except as set forth in Section 4.21 of the Gearon

Disclosure Schedule, the Gearon Stockholder owns and has good and marketable title to such Gearon Shares as so set forth, free and clear of all Liens.

         6.3 No Conflict; Required Filings and Consents. Except for consents as set forth in Section 4.1(c) of the Gearon Disclosure Schedule, neither the execution and delivery by the Gearon Stockholder of this Agreement or any Collateral Document executed or required to be executed by the Gearon
Stockholder pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Gearon Stockholder:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any acceleration in, any Contractual Obligation of the Gearon Stockholder;

                  (ii) will result in or permit the creation or imposition of any Lien upon any property or asset of the Gearon Stockholder, except for such Liens as do not and will not have, in the aggregate, a material adverse effect on the Gearon Stockholder; or

                  (iii)  will   require  any   Governmental   Authorization   or
         Governmental Filing or Private Authorization of the Gearon Stockholder, except as required by the Hart-Scott-Rodino Act.


                                    ARTICLE 7

                                    COVENANTS

         7.1 Access to Information; Confidentiality.

         (a) Each party shall afford to the other party and its accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its (and its Subsidiaries') properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any party pursuant to the requirements of any Applicable Law (including without limitation the FCA) or filed by it with any Authority in connection with the Merger or any other report, schedule or documents which may have a material effect on the businesses, operations, properties, prospects, personnel, condition, (financial or other), or results of operations of their respective businesses, (ii) to the extent not provided for pursuant to the preceding clause, all financial records, ledgers, work papers and other sources of financial information possessed or controlled by it or its accountants deemed by each party or its Representatives necessary or useful for the purpose of performing an audit of the business and assets of Gearon and ATS, as applicable, and, in the case of ATS, certifying financial statements and financial information pursuant to the provisions of
Section 8.2(g), and (iii) such other information concerning any of the foregoing as ATS or Gearon shall reasonably request. All Confidential Information furnished pursuant to the provisions of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of the party disclosing such Confidential Information, be disclosed by the other party in any manner whatsoever, in whole or in part, and, except as required by Applicable Law (including without limitation in connection with any registration, proxy or information statement or similar document filed pursuant to any federal or state securities Law) shall not be used for any purposes, other than in connection with the Merger. Except as otherwise herein provided, each party agrees to reveal such Confidential Information only to those of its Representatives or other Persons who need to know such Confidential Information for the purpose of evaluating and consummating the Merger who are informed of its confidential nature. For purposes of this Agreement, "Confidential Information" shall mean any and all information (excluding information that (i) has been or is obtained from a source independent of the disclosing party, (ii) is or becomes generally available to the public other than as a result of unauthorized disclosure by the receiving party, or (iii) is independently developed by the receiving party without reliance in any way on information provided by the disclosing party) related to the business or businesses of ATS, ATSI and their respective Affiliates, on the one hand, or Gearon and its Affiliates, on the other hand, including any of their respective successors and assigns. For the period beginning on the date of this Agreement and ending on the earlier to occur of (A) the Closing Date and (B) the date that is eighteen
(18) months from the date this Agreement is terminated, ATS and ATSI, on the one hand, and Gearon and the Gearon Stockholder, on the other hand, agree that neither it nor any of its Affiliates will solicit or actively seek to hire any person who during such period is employed by the other party (or any of them), whether or not such individual would commit a breach of such individual's employment agreement or contract in leaving such employment; provided, however, that the foregoing shall not prevent any party (or its Affiliates) from (i) taking any such action with respect to any person who is not employed by the other party on the date the first such action is taken, or (ii) placing general advertisements in the media.

         (b) Notwithstanding the provisions of Section 7.1(a), each party may disclose such information as it may reasonably determine to be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed, including without limitation in any registration, proxy or information statement or other document required to be filed under any federal or state securities Law. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver all written Confidential Information provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Merger and shall not retain any copies, extracts or other reproductions in whole or in part of such written material, other than one copy thereof which shall be delivered to independent counsel for such party.

         (c) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of any party or any condition to the obligations of the parties hereto.

         7.2 Agreement to Cooperate.

         (a) Each of the parties  hereto shall use reasonable  business  efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, anything which could impede or impair the consummation of the Merger or the consummation of the other Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger by all such applicable Authorities, (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions (including without limitation, if required, filings within five (5) business days of the date of this Agreement under the Hart-Scott-Rodino Act and all filings necessary for ATSI to own and operate the Gearon Assets and the Gearon Business), (iv) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 8, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party.

         (b) The parties shall cooperate with one another in the preparation of all Tax Returns, questionnaires, applications or other documents regarding any Taxes or transfer, recording, registration or other fees which become payable in connection with the Merger that are required to be filed on or before the Closing Date.

         (c) Gearon shall cooperate and use its reasonable business efforts to cause its independent accountants to reasonably cooperate with ATS, and at ATS' expense, in order to enable ATS to have Gearon or ATS' independent accountants prepare audited financial statements for Gearon described in Section 8.2(g). Gearon and the Gearon Stockholder, jointly and severally, represent and warrant that such financial statements will have been prepared in accordance with GAAP applied on a basis consistent with the Gearon Financial Statements and will present fairly the financial condition, results of operation and cash flow of Gearon. Without limiting the generality of the foregoing, Gearon agrees that it will (i) consent to the use of such audited financial statements in any registration, proxy or information statement or other document filed by ATS or any of its Affiliates under the Securities Act or the Exchange Act and (ii) execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as ATS' or Gearon's independent accountants may reasonably request under the circumstances.

         7.3 Public Announcements. Until the Closing or the termination of this Agreement, each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other. Notwithstanding the foregoing, the parties acknowledge and agree that they may, without each other's prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, they will consult with the other regarding the nature, content and form of such press release or public statement.

         7.4 Notification of Certain Matters. Each party shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be reasonably likely to cause (a) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any material respect or (b) any failure made by it to comply with or satisfy, or be able to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement in any material respect, such that, in any such case, one or more of the conditions of Closing would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the rights and remedies available hereunder to the party receiving such notice or the obligations of the party delivering such notice and shall not, in any event, affect the representations, warranties, covenants and agreements of the parties or the conditions to their respective obligations under this Agreement.

         7.5 No Solicitation. Neither Gearon nor the Gearon Stockholder shall, nor shall it or any of them knowingly permit any of its or any of their Representatives (including, without limitation, any investment banker, broker, finder, attorney or accountant retained by it or any of them) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. "Alternative Transaction" means a transaction or series of related transactions (other than the Transactions) resulting in or likely to result in (i) any change of control of Gearon, (ii) any merger, consolidation or other business combination of Gearon, regardless of whether Gearon is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as Gearon was, (iii) any tender offer or exchange offer for, or any acquisitions of, any securities of Gearon, (iv) any sale or other disposition of all or any substantial part of the assets or business of Gearon, (v) any issue or sale, or any agreement to issue or sell, any capital stock, Convertible Securities or Option Securities by Gearon, or (vi) any sale, transfer, pledge, assignment or other conveyance or any agreement to sell, transfer, pledge, assign or otherwise convey, any Gearon Shares, Convertible Securities or Option Securities of Gearon. If Gearon, the Gearon Stockholder or its or any of their Representatives receives any inquiry with respect to an Alternative Transaction while this Agreement is in effect, Gearon or the Gearon Stockholder shall inform the inquiring party that it is not entitled to enter into discussions or negotiations relating to an Alternative Transaction.

         7.6 Conduct of Business by ATSI Pending the Merger. Except as otherwise contemplated by this Agreement, or as has been publicly disclosed prior to the date hereof or is described in the ATS Information Statement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement unless Gearon shall otherwise agree in writing, ATS shall, and shall cause its Subsidiaries, to:

                  (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice, which includes the acquisition of other businesses or assets in the communications site industry;

                  (b) not amend or propose to amend its Organic Documents, except that ATS may amend its Restated Certificate of Incorporation to change the authorized number of shares of capital stock and otherwise in a manner not adverse to the holders of the ATS Class A Common Stock;

                  (c) use reasonable business efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely affect the transactions contemplated by this Agreement;

                  (d) confer on a regular and frequent basis with one or more representatives of Gearon to report material operational matters; and

                  (e) not authorize or enter into any agreement that would violate any of the foregoing.

         7.7 Conduct of Business by Gearon Pending the Merger. Except as set forth in Section 7.7 of the Gearon Disclosure Schedule or as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless ATS shall otherwise consent in writing, Gearon shall:

                  (a) conduct its  business in the  ordinary and usual course of
         business  and   consistent   with  past  practice  which  includes  the
         acquisition and construction of communications sites and towers;

                  (b) not (i) amend or propose to amend their respective Organic Documents, (ii) split, combine or reclassify (whether by stock dividend or otherwise) its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

                  (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of Gearon Common Stock, Convertible Securities or Option Securities;

                  (d) not (i) incur or become contingently liable with respect to any indebtedness other than short-term unsecured borrowings not to exceed the excess of (x) $5,000,000 in the aggregate outstanding at any one time over (y) the principal amount at the time outstanding under the Gearon Notes, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, Convertible Securities or Option Securities, (iii) sell, lease, license, pledge, dispose of or encumber any properties or assets or sell any businesses other than pursuant to agreements in effect on the date hereof and set forth in
         Section 7.7 of the Gearon Disclosure Schedule or Liens arising in accordance with the provisions of indebtedness in effect on the date hereof and in accordance with their present terms, or (iv) make any loans, advances or capital contributions to, or investments in, any other Person, except to officers and employees of Gearon for travel, business or relocation expenses in the ordinary course of business;

                  (e) use reasonable business efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

                  (f) confer on a regular and frequent basis with one or more representatives of ATS to report material operational matters and the general status of ongoing operations;

                  (g) not adopt, enter into, amend or terminate any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

                  (h) maintain with financially responsible insurance companies insurance on the Gearon Assets and the Gearon Business in such amounts and against such risks and losses as are consistent with past practice;

                  (i) not make any Tax election that could reasonably be likely to have a material adverse effect on Gearon or settle or compromise any material income Tax liability;

                  (j) except in the ordinary course of business or except as would not reasonably be likely to have a material adverse effect on Gearon, not modify, amend or terminate any Material Agreement to which Gearon is a party or by which any of the Gearon Assets may be bound or to which any of them may be subject or waive, release or assign any material rights or claims thereunder;

                  (k) not make any material change to its accounting methods, principles or practices, except as may be required by GAAP;

                  (l) not acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or other business organization or division thereof or (ii) any assets that, individually or in the aggregate, are material to Gearon, in each case, other than pursuant to agreements in effect on the date hereof and set forth in the Section 7.7 of the Gearon Disclosure Schedule (ATS agrees not to unreasonably withhold, delay or condition a consent to any matters described in this paragraph);

                  (m) except as set forth in Section 4.6(a) or Section 4.14 of the Gearon Disclosure Schedule, (i) not grant to any executive officer or other key employee of Gearon any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under Benefit Arrangements in effect as of September 30, 1997, (ii) not grant to any such executive officer any increase in severance or termination pay, except as was required under any Benefit Arrangements in effect as of September 30, 1997, (iii) not adopt or amend any Plan or Benefit Arrangement (including change any actuarial or other assumption used to calculate funding obligations with respect to any Plan, or change the manner in which contributions to any Plan are made or the basis on which such contributions are determined) and (iv) except in the ordinary course, not enter into, amend in any material respect or terminate any Governmental Authorization (except as would not be reasonably likely to have a material adverse effect on Gearon), material Private Authorization or Contract;

                  (n) not voluntarily take or permit to be taken any action which if taken between the end of its most recent fiscal quarter and prior to the date of this Agreement would have been required to be noted as an exception on Section 4.16 of the Gearon Disclosure Schedule, other than pursuant to the conduct of its business in the ordinary and usual course of business and consistent with past practice; and

                  (o) not authorize or enter into any agreement that would violate any of the foregoing.

         7.8 Preliminary Title Reports. As promptly as practicable after the execution of this Agreement, Gearon shall, at ATS' sole cost and expense, deliver or cause to be delivered to ATS a standard preliminary title report (the "Title Reports") dated on or after the date of this Agreement issued by such title company or companies as Gearon and ATS shall mutually reasonably agree with respect to those assets of Gearon comprised of the parcels of real property owned by Gearon, as described in Section 7.8 of the Gearon Disclosure Schedule.

         7.9 Environmental Site Assessments. As promptly as practicable after the execution of this Agreement, ATS may at its own cost and expense obtain, and deliver to Gearon full and complete copies of, Phase I environmental site assessment reports (the "Environmental Reports") on any or all of those certain parcels of real property described on Section 7.9 of the Gearon Disclosure
Schedule. Site assessments shall be conducted by such consultants and professionals as ATS and Gearon shall mutually agree and shall be arranged at times mutually convenient to the parties. Each of Gearon and ATS shall be entitled to have representatives present at the time such site assessments are conducted, and to have copies of all correspondence with the Environmental Company.

         7.10 Interim Financing for Gearon. ATSI agrees to provide interim debt financing to Gearon in an aggregate amount at any one time outstanding not to exceed $5,000,000 as from time to time requested on not less than three (3) business days notice from Gearon. Any such financing shall be advanced against a secured note substantially in the form of Exhibit A attached hereto and made a part hereof (the "Gearon Notes") and shall be secured by a security agreement substantially in the form attached hereto as Exhibit B and made a part hereof (the "Gearon Security Agreement"). Gearon shall use the proceeds of the sale of the Gearon Notes to ATSI hereunder to complete the development of new communication sites and capital improvements to its existing communication sites, and for other general corporate purposes (other than the repayment of any Indebtedness for Money Borrowed). The parties acknowledge that, simultaneously with the execution and delivery of this Agreement, (a) Gearon has executed and delivered the Gearon Note to ATSI, (b) Gearon and ATSI have executed and delivered the Security Agreement, and (c) ATSI has not advanced any funds.


                                    ARTICLE 8

                               CLOSING CONDITIONS

         8.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Merger shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) As of the Closing Date, no Legal Action shall be pending before any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse conditions in connection with, the consummation of the Merger or the other Transactions, it being understood and agreed that a written request by any Authority for information with respect to the Merger, which information could be used in connection with such Legal Action, shall not in itself be deemed to be a Legal Action pending before any such Authority; and

                  (b) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings, submissions, registrations, notices or declarations required to be made by any of the parties with any Authority, prior to the consummation of the Merger, shall have been obtained from, and made with, all such Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations as are set forth in Section 8.1(b) of the Gearon Disclosure Schedule or the failure to obtain or make would not, in the reasonable business judgment of ATS, have a material adverse effect on Gearon.

         8.2 Conditions to Obligations of ATS and ATSI. The obligation of ATS to cause ATSI to, and of ATSI to, effect the Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to ATS and its counsel, and ATS and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) Gearon shall have furnished ATS and, at ATS' request, any bank or other financial institution providing credit to ATS, with a favorable opinion, dated the Closing Date, of King &

         Spalding, counsel for Gearon and the Gearon Stockholder, with respect to the matters set forth in Sections 4.1(a), (b) and (c), 4.6(b) and 4.21, Article 6 and with respect to such other matters arising after the date of this Agreement and incident to the Merger, as ATS or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of Gearon and the Gearon Stockholder contained in this Agreement or otherwise made in writing by or on behalf of it or any of them pursuant hereto or otherwise made in connection with the Merger shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of Gearon, the Gearon Stockholder or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by Gearon or the Gearon Stockholder hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Gearon and the Gearon Stockholder shall have furnished ATS with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as ATS or its counsel shall have reasonably requested;

                  (d) Except to the extent,  if any,  specifically  set forth in
         Section 8.2(d) of the Gearon Disclosure Schedule, all authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Authorities) prior to the consummation of the Merger, including without limitation those required in order for Gearon to continue to own all of the Gearon Assets and continue to operate the Gearon Business as conducted immediately prior to the Closing (including without limitation, at the cost and expense of Gearon, all modifications, if any, of Private Authorizations, Leases and Material Agreements of Gearon set forth in
         Section 8.2(d) of the Gearon Disclosure Schedule) shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could materially adversely affect Gearon;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in Gearon from that reflected in the most recent Gearon Financial Statements; as of the Closing Date, the Governmental Authorizations with respect to the ownership or operation of the assets or the conduct of the business of Gearon shall not have been materially and adversely affected by any act, or failure to act, of Gearon;

                  (f) The Gearon Stockholder and Gearon shall have delivered or cause to be delivered to ATS all of the Collateral Documents and other agreements, documents and instruments required to be delivered by the Gearon Stockholder or Gearon to ATS at or prior to the Closing pursuant to the terms of this Agreement;

                  (g) ATS shall have received from its  independent  accountants
         (i) an unqualified report (as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal year ended December 31, 1996 and the nine month period ended September 30, 1997, and statements of operations and cash flow for each of the year ended December 31, 1996 and the nine month period ended September 30,
         1997) of Gearon which financial statements shall have been prepared in conformity with GAAP and

         Regulation   S-X  under  the   Securities   Act,  or  (ii)  such  other
         documentation as shall be reasonably satisfactory to ATS indicating that such an unqualified report could be issued if requested by ATS;

                  (h) As of the Closing  Date,  except as otherwise set forth in
         Section 4.6(a) of the Gearon Disclosure Schedule, no Legal Action shall be pending before any Authority which might, in the reasonable business judgment of ATS, based upon the advice of counsel, have a material adverse effect on Gearon, it being understood and agreed that a written request by any Authority for information with respect to the Merger, which information could be used in connection with such Legal Action, shall not be deemed to be a Legal Action pending before any such Authority;

                  (i) J. Michael Gearon, Jr. shall have executed and delivered to ATS an agreement substantially in the form attached hereto as Exhibit C and made a part hereof (the "ATS Noncompetition Agreements");

                  (j) Gearon shall have delivered to ATS all use permits, consents or other Governmental Authorizations of and all Leases from the United States Forest Service set forth in Section 8.2(j) of the Gearon Disclosure Schedule;

                  (k) The Environmental Reports shall not disclose any exception, and no Event or Events shall have occurred subsequent to the date hereof, which, individually or in the aggregate, would cause the representations and warranties of Gearon set forth in Section 4.20 (without regard to knowledge) to be inaccurate or incomplete in any material respect;

                  (l) ATS shall have received, at its expense, a copy of the standard ALTA title insurance policy insuring Gearon's fee simple or leasehold interest, as the case may be, in the land and improvements located at each of the locations described in Section 8.2 (l) of the Gearon Disclosure Schedule and the Title Reports shall not disclose any exception, and no Event or Events shall have occurred subsequent to the date hereof, which, individually or in the aggregate, would cause the representations and warranties of Gearon set forth in Section 4.4 (without regard to knowledge) to be inaccurate or incomplete in any material respect;

                  (m) All Convertible Securities and Option Securities of Gearon, if any, outstanding immediately prior to the Closing shall be canceled and, from and after the Closing, shall no longer be of any force or effect;

                  (n) Michael Gearon, Jr., the chief executive officer of Gearon and the Gearon Stockholder, shall have executed and delivered to ATS an agreement substantially in the form attached hereto as Exhibit D and made a part hereof (the "Gearon Employment Agreement");

                  (o) The Gearon Stockholder shall have executed and delivered to ATS an agreement substantially in the form attached hereto as Exhibit E and made a part hereof (the "Indemnity Escrow Agreement");

                  (p) The Gearon Stockholder shall have executed and delivered to ATS an agreement substantially in the form attached hereto as Exhibit F and made a part hereof (the "Registration Rights Agreement");

                  (q) The merger of Communications Towers, Inc., a Georgia corporation ("CTI"), with and into ATSI (the "CTI Merger") with ATSI as the surviving entity shall have been consummated in accordance with the GBCC and on terms and conditions reasonably satisfactory to ATS; provided, however, that to the extent any consideration is paid by ATS or ATSI pursuant to the CTI Merger, the Exchange Merger Consideration shall be reduced by an equal amount; and

                  (r) Each of the stockholders of Gearon shall have executed and delivered to ATS an investment letter substantially in the form of Exhibit G attached hereto and made a part hereof (the "Gearon Investment Letters").

         8.3 Conditions to Obligations of Gearon. The obligation of Gearon to effect the Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to Gearon and its counsel, and Gearon and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) ATS shall have furnished Gearon, with favorable opinions, dated the Closing Date, of Sullivan & Worcester LLP, counsel for ATS, with respect to the matters set forth in Section 5.1 (a), (b) and (c), 5.7(b) and 5.16(a) and with respect to such other matters arising after the date of this Agreement and incident to the Merger, as Gearon or its counsel may reasonably request;

                  (c) The representations and warranties of ATS and ATSI contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Merger shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of Gearon, the Gearon Stockholder or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by ATS and ATSI hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and ATS and ATSI shall have furnished Gearon with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as Gearon or their counsel shall have reasonably requested;

                  (d) ATS shall have delivered or cause to be delivered to Gearon all of the Collateral Documents and other agreements, documents and instruments required to be delivered by ATS to Gearon at or prior to the Closing pursuant to the terms of this Agreement;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in ATS from that reflected in the most recent ATS Financial Statements;

                  (f) As of the Closing Date, no Legal Action shall be pending before any Authority which might, in the reasonable business judgment of Gearon, based upon the advice of counsel, have a material adverse effect on ATS, it being understood and agreed that a written request by any Authority for information with respect to the Merger, which information could be used in connection with such Legal Action, shall not be deemed to be a Legal Action pending before any such Authority;

                  (g)  ATSI  shall  have   executed  and  delivered  the  Gearon
         Employment Agreement to Gearon, and pursuant thereto the Gearon Stockholder shall have been elected a director of ATS and a senior executive officer of ATSI;

                  (h) Gearon shall have received evidence of the consummation of the ATS Private Placement;

                  (i) ATS shall have executed and delivered to Gearon the Registration Rights Agreement;

                  (j) The persons named in Section 8.3(j) of the Gearon Disclosure Schedule shall have been elected to the positions with ATSI set forth opposite their respective names, and ATSI shall have executed and delivered an employment agreement in a form reasonably satisfactory to ATS and Gearon; and

                  (k) Options to purchase an aggregate of not more than 1,000,000 shares of ATS Class A Common Stock pursuant to the 1997 ATS Stock Option Plan shall have been granted to employees of Gearon named in Section 8.3(k) of the Gearon Disclosure Schedule on terms and conditions reasonably satisfactory to Gearon.


                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of Gearon and ATS; or

                  (b) by either ATS or Gearon if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Merger shall have become final and nonappealable; or

                  (c) by Gearon in the event (i) neither Gearon nor the Gearon Stockholder are in material breach of this Agreement and none of its of their representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in
         Section 8.2(c) not to be satisfied, and (ii) either (A) the Merger has not been consummated prior to the Termination Date, or (B) ATS is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any manner that would cause the conditions set forth in Section 8.3(c) not to be satisfied, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Merger by or beyond the Termination Date; or

                  (d) by ATS in the event (i) ATS is not in  material  breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in Section 8.3(c) not to be satisfied, and (ii) either (A) the Merger has not been consummated prior to the Termination Date, or (B) Gearon or the Gearon Stockholder
         are in material breach of this Agreement or any of Gearon's or any of the Gearon Stockholder's representations or warranties shall have become and continue to be untrue in any manner that would cause the conditions set forth in Section 8.2(c) not to be satisfied, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Merger by or beyond the Termination Date.

         The term "Termination Date" shall mean February 28, 1998 or such other date as the parties may, from time to time, mutually agree.

         The right of ATS or Gearon to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         9.2 Effect of Termination.

         (a) Except as provided in Sections 7.1 (with respect to confidentiality), 7.3 and 11.2 and this Section, in the event of the termination of this Agreement pursuant to Section 9.1, or in the event the Merger shall not have been consummated prior to the end of business on the Termination Date, except as otherwise provided in Section 9.2(b), this Agreement shall forthwith become void, there shall be no liability on the part of any party, or any of their respective shareholders, officers or directors, to the other and all rights and obligations of any party shall cease; provided, however, that such termination shall not relieve any party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

         (b) In the event this Agreement is terminated by Gearon pursuant to the provisions of Section 9.1(c), then Gearon shall be entitled to liquidated damages in an amount equal to (i) if such termination occurs on or before January 2, 1998, $5,000,000, and (ii) if such termination occurs after January 2, 1998, $10,000,000; the parties agree that such amount shall constitute full payment for any and all damages suffered by Gearon by reason of ATS' failure to consummate the Merger. ATS and Gearon agree in advance that actual damages would be difficult to ascertain and that such liquidated damages is a fair and equitable amount to reimburse Gearon for damages sustained due to ATS' failure to consummate the Merger for the above-stated reasons. Notwithstanding the foregoing, Gearon shall have the right to seek specific performance pursuant to the provisions of Section 11.4.

         (c) In the event this Agreement is terminated pursuant to the provisions of Section 9.1(a), 9.1(b) or 9.1(d), except as provided in Section 9.2(a), none of the parties shall have any further rights or remedies.


                                   ARTICLE 10

                                 INDEMNIFICATION

         10.1 Survival. The representations and warranties of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of eighteen (18) months after the Closing Date, except that in the case of matters of a nature referred to in Sections 4.1, 4.10, 4.11, 4.20 and 4.21, Sections 5.1, 5.9, 5.11 and 5.16 and Article 6 which shall survive and remain operative and in full force and effect for the applicable statute of limitations,
                                      -32-
regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. The covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing (unless any such covenant or agreement by its express terms in this Agreement does not so survive) and shall remain operative and in full force and effect for the statute of limitations applicable to contractual obligations. The term "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing as provided in this Section. No claim for indemnification, other than with respect to fraud or intentional and willful breach or misrepresentation, may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a Claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         10.2 Indemnification.

         (a) The Gearon Stockholder agrees that on and after the Closing he shall indemnify and hold harmless ATS and ATSI and their respective stockholders, directors, officers, employees and representatives (collectively, the "ATS Indemnified Parties") from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys', accountants' and experts' fees and expenses incurred, including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered by the ATS Indemnified Parties by reason of, or arising out of any breach of representation or warranty made by Gearon or the Gearon Stockholder pursuant to this Agreement or any Collateral Document or any failure by Gearon or the Gearon Stockholder to perform or fulfill any of its or any of their covenants or agreements set forth in this Agreement or any Collateral Document.

         (b) ATS and ATSI, jointly and severally, agree that on and after the Closing they will indemnify the Gearon Stockholder and hold him harmless from and against all Loss and Expense suffered by any of them by reason of, or arising out of :

                  (i) any breach of representation or warranty made by ATS or ATSI pursuant to this Agreement or any Collateral Document or any failure by ATS or ATSI to perform or fulfill any of its covenants or agreements set forth in this Agreement or any Collateral Document; or

                  (ii) any Legal Action or other Claim by any third party relating to ATS or ATSI or the ownership or operations of Gearon's business and properties subsequent to the Closing, including without limitation any and all obligations and liabilities under Governmental Authorizations, Private Authorizations, Leases, Material Agreements, Employment Arrangements, Plans, Benefit
         Arrangements and Contractual Obligations.

         10.3     Limitation of Liability.

         (a) Notwithstanding the provisions of Section 10.2, after the Closing, except as otherwise provided in Section 10.6, the ATS Indemnified Parties, on the one hand, and Gearon, on the other hand, shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $100,000, in which event the indemnified party shall be entitled to recover all such Loss and Expense (including without limitation such $100,000).

         (b) In the case any event shall occur which would otherwise entitle any party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

         10.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable Indemnity Period specified in Section 10.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such Claim.

         10.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Legal Action or other Claim (the "Settlement Proposal") (a) include a full release of the indemnified party from the Legal Action or other Claim which is the subject of the Settlement Proposal, and (b) if the indemnified party is an ATS Indemnified Party, do not include any term or condition which would restrict in any material manner the continued ownership or operations of the Gearon Assets or the conduct of the Gearon Business in substantially the manner then being theretofore owned, operated and conducted by ATS or Gearon (or any successor or assign). No matter whether an indemnifying party defends or prosecutes any third party Legal Action or Claim, the indemnified and indemnifying parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include access during normal business hours afforded to the indemnifying party to, and reasonable retention by the indemnified party of, records and information which are reasonably relevant to such third party Legal Action or Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith.

         10.6 Exclusive Remedy. Except for fraud, willful or intentional misrepresentation or willful or intentional breach of warranty, covenant or agreement or as otherwise provided in Section 11.4, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to any party against the other party for any Claim under this Agreement.

                                   ARTICLE 11

                               GENERAL PROVISIONS


         11.1 Waivers; Amendments. Changes in or additions to this Agreement may be made, or compli ance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the parties hereto. No delay on the part of either party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy thereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision thereof or default thereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection therewith.

         11.2 Fees, Expenses and Other Payments. All Hart-Scott-Rodino filing fees shall be borne equally by Gearon and ATS, and all costs of preliminary title reports to a date reasonably proximate to the Closing Date and all costs of environmental studies shall be borne by ATS. All costs and expenses, incurred in connection with any transfer taxes, sales taxes, recording or documentary taxes, stamps or other charges levied by any Authority in connection with this Agreement and the consummation of the Merger shall be borne by ATS and all other costs and expenses incurred in connection with this Agreement and the consummation of the Merger, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto, shall be borne solely and entirely by the party which has incurred such costs and expenses.

         11.3 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be deemed to have been delivered (a) three (3) days after being mailed by first-class or express mail, postage prepaid, (b) the next day when sent overnight by recognized courier service, (c) upon confirmation when sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery when personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a)      If to ATS:

                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Joseph L. Winn, Chief Financial Officer
                  Telecopier No.:  (617) 375-7575
                  with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to Gearon or the Gearon Stockholder:

                  1760 The Exchange, N.W.
                  Suite 200
                  Atlanta, Georgia 30339
                  Attention: J. Michael Gearon, Jr., President
                  Telecopier No.:   (770) 952-4999

                  with a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Atlanta, Georgia  30303-1763
                  Attention: William H. Hess, Esq.
                  Telecopier No.:  (404) 572-5100

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         11.4 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Section 9.2(b) or Article 10, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or Applicable Law for such breach or threatened breach, including without limitation the recovery of damages, including, to the extent awarded in any Legal Action, punitive, incidental and consequential damages (including without limitation damages for diminution in value and loss of anticipated profits) or any other measure of damages permitted by Applicable Law.

         11.5 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         11.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         11.7 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.8 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

         11.9 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         11.10 Entire Agreement. This Agreement (together with the Gearon Disclosure Schedule, the Exhibits and the other Collateral Documents delivered or to be delivered in connection herewith) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties, with respect to the subject matter hereof. Each of the parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the parties hereby acknowledges that (a) none of the parties has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (or such of the foregoing as are delivered at the Closing, (b) there are no covenants or agreements by or on behalf of any party or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement and the Collateral Documents, and (c) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and the Collateral Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF THE PARTIES MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES,

AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         11.11 Assignment. This Agreement shall not be assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and ATS may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         11.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 11.11.

         11.13 Mutual Drafting. This Agreement is the result of the joint efforts of Gearon and ATS, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

         11.14 Due Diligence. Each of the parties shall have the right, during the period between the date hereof and 11:59 p.m., Eastern Standard Time, on December 1, 1997 (the "Due Diligence Period") (a) to continue their respective due diligence investigation of the other party and (b) to give notice to the other party that it is terminating this Agreement because such due diligence investigation has indicated that (i) a material adverse change in the other party has occurred of which the terminating party was unaware as of the date of this Agreement, (ii) a material breach of the representations and warranties of the other party has occurred of which the terminating party was unaware as of the date of this Agreement and the terminating party reasonably believes that such breach is not capable of being cured by the Termination Date, or (iii) in the case of ATS and ATSI, as the terminating party, ATS has reasonably determined that the Operating Cash Flow of Gearon for the quarter ending December 31, 1997 set forth in the financial projection included in Section
11.14 of the Gearon Disclosure Schedule is not likely to be achieved and the amount of such negative variance is reasonably likely to exceed 5 percent (5%); provided, however, that such negative variance shall not give rise to a termination right pursuant to the provisions of this Section if the amount of such variance is reasonably likely to be recouped in all material respects on or prior to March 31, 1998. In the event of any such termination, the terminating party shall give the other party written notice thereof prior to the expiration of the Due Diligence Period and, thereafter, the parties shall negotiate in good faith to determine the validity of the grounds of such termination and, if necessary, an adjustment in the Merger Consideration. If the parties are unable within ten (10) business days following the giving of any such termination notice to resolve their differences, either party may termination this Agreement, whereupon it shall become void, there shall be no liability on the part of any party, or any of their respective shareholders, officers or directors, to the other and all rights and obligations of any party shall cease; provided, however, that such termination shall not relieve any party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                   American Tower Systems Corporation


                                   By: /s/ Joseph L. Winn
                                      Name: Joseph L. Winn
                                     Title: Chief Financial Officer


                                   American Tower Systems, Inc.


                                   By: /s/ Joseph L. Winn
                                      Name: Joseph L. Winn
                                     Title: Chief Financial Officer

                                   Gearon & Co., Inc.


                                   By: /s/ J. Michael Gearon, Jr.
                                      Name: J. Michael Gearon, Jr.
                                     Title: President


                                   Gearon Stockholder


                                   /s/ J. Michael Gearon, Jr.
                                   J. Michael Gearon, Jr.

                                                                      APPENDIX A

                                   DEFINITIONS

         adverse, adversely, when used alone or in conjunction with other terms (including without limitation "affect," "change" and "effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of the relevant party, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Merger, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the Gearon Business or the business of ATS or ATSI, as applicable, or (c) impair such party's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of such party under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event generally affecting the economy or the tower communications business shall not be deemed to constitute such a change, affect or effect.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and (f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the Gearon Disclosure Schedule, the ATS Information Statement and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Alternative Transaction shall have the meaning given to it in Section 7.5.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the FCA and all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         ATS shall have the meaning given to it in the Preamble.

         ATS Class A Common Stock shall have the meaning given to it in Section 3.1(b).

         ATS Financial Statements shall have the meaning given to it in Section 5.2

         ATS Indemnified Parties shall have the meaning given to it in Section 10.2(a)

         ATS Information Statement shall mean the Information Statement, draft dated November 17, 1997, describing the business of ATS and certain other matters heretofore delivered by ATS to Gearon.

         ATS' knowledge (or words of similar import) shall mean the actual knowledge of any director or executive officer of ATS or ATSI, as such knowledge exists on the date of this Agreement, after reasonable review of appropriate ATS and ATSI records and after reasonable inquiry of appropriate ATS and ATSI employees.

         ATS  Noncompetition  Agreements  shall have the meaning  given to it in
Section 8.2(i).

         ATS Private Placement shall mean the issue and sale by ATS of shares of ATS Common Stock to certain officers and directors of ATS (or their Affiliates) for an aggregate consideration of not less than $75.0 million, all as described in the ATS Information Statement.

         ATSI shall have the meaning given to it in the Preamble.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, or comparable agency or Entity, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign, including without limitation the FCC.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the assets of Gearon or the conduct of the business of Gearon.

         Cash  Consideration  shall  have the  meaning  given  to it in  Section
3.1(b).

         Certificate shall have the meaning given to it in Section 3.1(b).

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.2.

         Closing Date shall have the meaning given to it in Section 2.2.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Documents shall mean the Indemnity Escrow Agreement, the ATS Noncompetition Agreements, the Gearon Employment Agreement, the Gearon Notes, the Gearon Security Agreement, the Gearon Investment Letters, the Certificate of Merger, the Articles of Merger, and any other agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement or any Collateral Document.

         Confidential Information shall have the meaning given to it in Section 7.1(a).

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership or operation of the assets of Gearon or the conduct of the business of Gearon.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         CTI shall have the meaning given to it in Section 8.2(q).

         CTI Merger shall have the meaning given to it in Section 8.2(q).

         GBCC shall have the meaning given to it in Section 2.1.

         DCL shall have the meaning given to it in Section 2.1.

         Distribution shall mean, with respect to any Person, (a) the declaration or payment of any dividend (except dividends payable in common stock of such Person) on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary owned by a Person other than the Company or a Subsidiary, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary of such Person owned by a Person other than such Person or a Subsidiary of such Person, and (c) any other distribution on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary of such Person owned by a Person other than such Person or a Subsidiary of such Person.

         Due  Diligence  Period  shall have the  meaning  given to it in Section
11.14.

         Effective Time shall have the meaning given to it in Section 2.3.

         Employment Arrangement shall mean, with respect to Gearon, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by Gearon or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership or operation of the Gearon Assets or the conduct of the Gearon Business.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         Environmental  Reports  shall have the  meaning  given to it in Section
7.9.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with Gearon under Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Exchange  Merger  Consideration  shall have the meaning  given to it in
Section 3.1(b).

         FCA shall mean the Communications Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         Final Order shall mean, with respect to any Authority, including without limitation the FCC, one with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         GAAP shall mean generally accepted accounting principles applied on a consistent basis, (i) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question, (ii) when not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or (iii) that otherwise arise by custom for the particular industry, all as the same shall exist on the date of this Agreement.

         Gearon shall have the meaning given to it in the Preamble and shall include CTI, it being understood, without limiting the generality of the foregoing, that the representations and warranties set forth in Article 4 and the Gearon Disclosure Schedule assume that the CTI Merger had been consummated immediately prior to the date of this Agreement, except as otherwise set forth in the Gearon Disclosure Schedule.

         Gearon Assets shall have the meaning given to it in Section 4.4(a).

         Gearon Business shall have the meaning given to it in Section 4.4(b).

         Gearon Common Stock Consideration shall have the meaning given to it in
Section 3.1(b).

         Gearon Disclosure Schedule shall mean the Gearon Disclosure Schedule dated as of the date of this Agreement delivered by Gearon to ATS.

         Gearon Employees shall have the meaning given it in Section 4.14.

         Gearon  Employees  Consideration  shall have the meaning given to it in
Section 3.1(b).

         Gearon  Employment  Agreement  shall  have the  meaning  given to it in
Section 8.2(n).

         Gearon  Financial  Statements  shall  have the  meaning  given to it in
Section 4.2.

         Gearon Investment Letters shall have the meaning given to it in Section 8.2(r).

         Gearon Notes shall have the meaning given to it in Section 7.10.

         Gearon Security Agreement shall have the meaning given to it in Section 7.10.

         Gearon Shares shall have the meaning given to it in Section 3.1(b).

         Gearon Stockholder shall have the meaning given to it in the Preamble.

         Gearon's knowledge (or words of similar import) shall mean the actual knowledge of the Gearon Stockholder or any Gearon director or officer, as such knowledge exists on the date of this Agreement, after reasonable review of appropriate Gearon records and after reasonable inquiry of appropriate Gearon employees.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including without limitation the United States Forest Service and the Federal Aviation Administration, in connection with the ownership or operation of the Gearon Assets or the conduct of the Gearon Business.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Improvement Act of 1976, as from time to time in effect, or any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by such Person causes or threatens to cause a nuisance upon any such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) the presence of which on adjacent properties could constitute a trespass by such Person; or (f) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos-containing materials ("ACM"), or urea formaldehyde foam insulation.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such

Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to Gearon, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         Indemnity  Escrow  Agreement  shall  have  the  meaning  given to it in
Section 8.2(o).

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, license, patents, permits, service marks, trademarks, trade names, and applications with respect to any of the foregoing, technology and know-how.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names, copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal precedent; or
(c) arbitrator's, mediator's or referee's award, decision, finding or recommendation.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Loss and Expense shall have the meaning given to it in Section 10.2(a).

         material, materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to Gearon, any Contractual Obligation which (a) was not entered into in the ordinary course of business,
(b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $50,000 during any of the last three fiscal years, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty
(30) days or less notice without penalty or other payment, (c) involves a capitalized lease obligation or Indebtedness for Money Borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) accounted for more than three percent (3%) of the revenues of the Gearon Business in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of the Gearon Business during the current fiscal year, (f) is with the United States Forest Service or any other Authority, or (g) involves the management by Gearon of any communication tower of any other Person.

         Merger shall have the meaning given to it in the first Whereas paragraph.

         Merger Consideration shall have the meaning given to it in Section 3.1(b).

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)3 of ERISA.

         Net Working Capital shall mean, with respect to Gearon, the amount by which (a) the sum of (i) the current assets of Gearon and (ii) all amounts paid by Gearon subsequent to October 31, 1997 with respect to the construction of communications towers, exceeds (or is less than) (b) the sum of (i) the current liabilities of Gearon, and, without duplication, (ii) the principal on any Indebtedness, all as determined in accordance with GAAP consistently applied with the Gearon Financial Statements.

         Option Securities shall mean all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Operating Cash Flow shall mean, with respect to Gearon, for any period:
(a) net revenues of Gearon, determined in accordance with GAAP, for such period, less (b) operating expenses (inclusive of taxes and corporate overhead, selling and administrative expenses); provided, however, that such corporate overhead, selling and administrative expenses shall not include (i) non-cash operating expenses, (ii) any expense attributable to the issue of shares of Gearon Common Stock to the Gearon stockholders listed in Section 3.1(b)(i), or (iii) any expenses attributable to special cash bonuses paid to Gearon stockholders to the extent such bonuses are funded out of the sum of Net Working Capital at September 30, 1997 and cash capital contributions made to Gearon by the Gearon Stockholder subsequent to September 30, 1997.

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Permitted Liens shall mean (a) Liens for current taxes not yet due and payable, (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of the Gearon Business or the businesses of ATS and ATSI, as the case may be, and (c) such other Liens as are permitted by the provisions of this Agreement to be in place on the Closing Date.

         Person shall mean any natural individual or any Entity.

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by Gearon and used or useful as of the date hereof in the conduct of the business or operations of the Gearon Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Gearon Assets or the conduct of the business of the Gearon Business.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to Intellectual Property.

         Real Property shall mean all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interest, easements, licenses, rights to access, right-of- way, and other real property interest which are owned or used by Gearon as of the date hereof, in the operations of the Gearon Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Registration  Rights  Agreement  shall have the meaning  given to it in
Section 8.2(p)

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 7.1(a).

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Settlement Proposal shall have the meaning given to it in Section 10.5.

         Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person, (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "indebtedness" shall mean any liability on a claim, and "claim" shall mean (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured, or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Surviving  Corporation  shall have the  meaning  given to it in Section
2.1.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Title Reports shall have the meaning given to it in Section 7.8.

         Termination Date shall have the meaning given to it in Section 9.1.

         Transactions shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including without limitation the Merger and the execution, delivery and performance of the Collateral Documents.